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                                                                   EXHIBIT 23.2

                       [LETTERHEAD OF KPMG PEAT MARWICK]

                             ACCOUNTANTS' CONSENT

The Board of Directors
True North Communications, Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-3 of True North Communications Inc. of our report dated May 16, 1997, relating to the consolidated statements of operations, cash flows, and stockholders' equity of Bozell, Jacobs, Kenyon & Eckhardt, Inc. and subsidiaries for each of the years in the two-year period ended March 31, 1997, which report appears in the December 31, 1997, annual report on Form 10-K of True North Communications, Inc.

                                          KPMG Peat Marwick LLP

Omaha, Nebraska
June 22, 1998